Exhibit 10.12

FORM OF
STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT (this “Agreement”) is entered into by and between AUTONATION, INC., a Delaware corporation (together with its subsidiaries and affiliates, the “Company”), and _________(“Optionee”) as of this ___th day of ___, 200___. This Agreement shall not constitute a binding obligation of the Company until it is signed by the [AUTHORIZED OFFICER] of the Company, and a signed copy is delivered to Optionee. This Agreement shall be of no force and effect unless Optionee has signed this Agreement and it has been received by the Company’s Stock Option Plan Administrator by ___, 200___.

Recitals:

     A. The Company has established the Amended and Restated [Year] Employee Stock Option Plan (the “Plan”), a copy of which is attached as Exhibit A hereto, in order to provide incentive to valued employees of the Company; and

     B. The Executive Compensation Subcommittee of the Board of Directors of the Company (the “Committee”) has approved the grant to Optionee of a non-qualified employee stock option to purchase from the Company shares of the Company’s common stock, par value $.01 per share (“Common Stock”), on the terms and conditions set forth in this Agreement.

Terms of Agreement

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1. Definitions. Schedule 1 sets forth a Glossary of terms that are used herein. All capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Glossary or the Plan.

     2. Grant of Option. Subject to the terms and conditions of this Agreement and the terms and conditions of the Plan, Optionee is hereby granted the right and option to purchase from the Company all or any part of an aggregate of [SHARE AMOUNT] shares of Common Stock at the exercise price of $____ per share (the “Option”) under the Plan. The Option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

     3. Term. The term of the Option shall commence on the date of this Agreement and expire ten (10) years from the date of this Agreement, subject to the terms and conditions hereof and the terms and conditions of the Plan, as may be amended from time to time.

     4. Vesting. The Option will vest in four equal annual installments beginning on _______, subject to continuous employment by Optionee with the Company as of each such date.

     5. Termination of Option if Employment is Terminated Due to a Change in Ownership of Subsidiary or Affiliate or Spin-Off. If Optionee ceases to be an employee of the Company or any Subsidiary or Affiliate of the Company following a Change in Ownership or Spin-Off of the Subsidiary, Affiliate or business unit by which Optionee is employed (whether because of the termination of employment of Optionee or because the corporation or other entity by which Optionee was employed ceases to be a Subsidiary or Affiliate of the Company or otherwise), then the Option shall immediately terminate.

     6. Optionee Bound by Terms of Plan. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms, conditions and provisions thereof (including, without limitation, the termination of the Option in the event of a termination of the Optionee’s employment with the Company for Cause).

     7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. The parties agree that any action, suit or proceeding arising out of or relative to this Agreement or the relationship of Optionee and the Company shall be instituted only in the State or federal courts located in Broward County in the State of Florida, and each party waives any objection that such party may now or hereafter have to such venue or jurisdiction in any action, suit or proceeding brought in any State or federal court located in Broward County, Florida. Optionee affirms that he or she has sufficient contact with Florida such that Optionee would reasonably anticipate being hailed into said courts in Florida regarding this Agreement or any other contract or issues arising between the parties hereto. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against Optionee if given by mail (registered or certified where possible, return receipt requested), postage prepaid, mailed to Optionee at the address set forth on the signature page hereof, or shall be effective against the Company if given in accordance with Paragraph 10 hereof.

     8. No Right to Continued Employment. Nothing contained in this Agreement shall confer on Optionee the right to continue in the employment of the Company or otherwise shall impede the Company’s ability to terminate Optionee’s employment.

     9. Severability. The invalidity or enforceability or any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     10. Notices. All notices, requests, demands, claims and other communications by Optionee with respect to the Option shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage prepaid) or guaranteed overnight delivery, to the following address (or to

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such other addresses or telecopy numbers which the Company shall designate in writing to Optionee from time to time):

AutoNation, Inc. 110 S.E. 6th Street Fort Lauderdale, Florida 33301 Attention: Stock Option Plan Analyst Telecopy: (954) 769-3110

with a copy to:	AutoNation, Inc. 110 S.E. 6th Street Fort Lauderdale, Florida 33301 Attention: General Counsel Telecopy: (954) 769-6340 (no copy required for notice of Option exercise)

     11. Binding Effect. This Agreement shall not constitute a binding obligation of the Company until it is signed by the [AUTHORIZED OFFICER] of the Company. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and to Optionee’s heirs, legatees, distributees and personal representatives. No handmarked or interlineated modifications shall constitute a part of this Agreement.

     12. Conflict with Terms of Plan. In the event that any provision of this Agreement conflicts with any provision of the Plan and cannot reasonably be interpreted to be a clarification of such provision of the Plan or an exercise of the authority granted to the Plan’s administrator pursuant to the Plan, the provision of the Plan shall govern and be controlling. For purposes of clarification, Paragraph 5 hereof shall govern notwithstanding any provisions of the Plan.

     13. Integration. This Agreement supersedes all prior agreements and understandings between the Company and Optionee relating to the grant of the Option, whether oral or otherwise.

* * * * * *

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

AUTONATION, INC.	OPTIONEE

By:

Signature

Its:

Print or Type Name

Address

City, State, Zip

Social Security Number

Date

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EXHIBIT A

STOCK OPTION PLAN

SCHEDULE 1

GLOSSARY

     The terms below shall have the following meanings when used throughout the Agreement. Capitalized terms that are used but not defined in the Agreement or this Glossary shall have the meanings given to them in the Plan.

     “Affiliate” shall mean a Subsidiary or any other entity of which on the relevant date at least a majority of the Voting Securities are at the time owned directly or indirectly by the Company or any Subsidiary.

     “Cause” shall mean: (i) Optionee’s conviction for commission of a felony or other crime; (ii) the commission by Optionee of any act against the Company constituting willful misconduct, dishonesty, fraud, theft or embezzlement; (iii) Optionee’s failure, inability or refusal to perform any of the material services, duties or responsibilities required by him or her by the Company, or to materially comply with the policies or procedures established from time to time by the Company, for any reason other than his or her illness or physical or mental incapacity; (iv) Optionee’s dependence, as determined in good faith by the Company, on any addictive substance, including, but not limited to, alcohol or any illegal or narcotic drugs; (v) the destruction of or material damage to Company property caused by Optionee’s willful or grossly negligent conduct; and (vi) the willful engaging by Optionee in any other conduct which is demonstrably injurious to the Company or its Subsidiaries, monetarily or otherwise.

     “Change in Ownership” A Change in Ownership shall be deemed to have occurred with respect to an Optionee if (i) as a result of a merger, consolidation, reorganization, business combination, sale, exchange or other disposition of Voting Securities or other transaction, the corporation or other entity by which Optionee is employed ceases to be a Subsidiary or Affiliate of the Company and, immediately after such transaction, the persons who were stockholders of the Company immediately before such transaction do not own at least a majority of the Voting Securities of such corporation or other entity, or (ii) there is a sale or other disposition of all or substantially all of the assets of the trade, business, corporation or other entity by which Optionee is employed and, immediately after such transaction, the Company or the persons who were stockholders of the Company immediately before such transaction do not own at least a majority of the Voting Securities of a corporation or other entity that acquires such assets or engages in such trade or business. Notwithstanding the foregoing, a Change in Ownership shall not include a Change in Control (as defined in the Plan) of the Company.

     “Spin-Off” A Spin-Off shall be deemed to have occurred with respect to an Optionee if the corporation or other entity by which Optionee was employed, or the entity that succeeds to the business unit or trade by which Optionee was employed, is not a Subsidiary or Affiliate of the Company following a pro rata distribution or dividend of its capital stock to the persons who were stockholders of the Company immediately before such transaction and, immediately after such transaction, such corporation or other entity has a class of Voting Securities that is traded publicly on a national securities exchange.

     “Subsidiary” shall have the meaning given to it in Section 424(f) of the Internal Revenue Code of 1986, as amended.

     “Voting Securities” shall mean securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions.